UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Morgans Hotel Group Co.

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 24, 2014, Morgans Hotel Group Co. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (“Form 8-K”) announcing the entry by the Company into Amendment No. 4 to the Amended and Restated Stockholder Protection Rights Agreement (the “Rights Plan”), which has the effect of terminating the Rights Plan. The following is the disclosure about the amendment included in the Form 8-K, and the amendment itself has been filed as an exhibit to the Form 8-K:

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2014, Morgans Hotel Group Co. (the “Company”) and Computershare Shareowner Services LLC (f/k/a Mellon Investors Services LLC) (“Computershare”) entered into Amendment No. 4 (“Amendment No. 4”) to the Amended and Restated Stockholder Protection Rights Agreement (the “Rights Agreement”), dated as of October 1, 2009, as amended on October 15, 2009, April 21, 2010 and October 3, 2012, between the Company and Computershare, as Rights Agent, in order to accelerate the expiration date of the Rights Agreement from October 9, 2015 to April 24, 2014. Amendment No. 4 has the effect of terminating the Rights Agreement and all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement have expired. All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Rights Agreement.

A copy of Amendment No. 4 is being filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4.

IMPORTANT ADDITIONAL INFORMATION

On April 16, 2014, the Company filed a definitive proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for its 2014 Annual Meeting of Stockholders. Stockholders are strongly advised to read the Company’s 2014 proxy statement because it contains important information. Stockholders may obtain a free copy of the 2014 proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.morganshotelgroup.com.